LAW OFFICES OF                          15233 VENTURA BOULEVARD, SUITE 410
WILLIAM B. BARNETT                           SHERMAN OAKS, CALIFORNIA 91430
    __________                                  TELEPHONE (818) 789-2688
                                                   FAX (818) 789-2680
    OF COUNSEL                               EMAIL: WBARN @ PACIFICNET.NET
ELEANOR J. MICHON



                                 August 14, 2001




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:      Registration Statement on Form S-4
         Relating to Cactus Spina, Inc., Capital Stock

Ladies and Gentlemen:

As special counsel to Cactus Spina, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 5,280,592 shares of the Company's $.001 par value common stock ("Common Stock") to be issued by the Company pursuant to the Plan and Agreement of Reorganization dated as of April 1, 2000 (the "Reorganization Agreement") between the Company and NoMatterWare, Inc. ("NoMatterWare").

We have examined such agreements, instruments, documents, certificates of public officials and certificates of officers, and records as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and
(iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that such parties had, have or will have, all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us, and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties, of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Letter to Securities and Exchange Commission
Re:      Registration Statement on Form S-4
         Relating to Cactus Spina, Inc., Capital Stock
August 14, 2001
Page 2

Our opinion is limited to applicable provisions of the Nevada Constitution and the Domestic and Foreign Corporation Laws of the Nevada Revised Statutes of the State of Nevada ("Nevada Law") and judicial decisions interpreting Nevada Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or Blue Sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the shares have been duly authorized for issuance in connection with the merger (as defined in the Reorganization Agreement) and, upon consummation of the merger and the issuance of the shares in accordance with the terms and conditions of the Reorganization Agreement, the shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the Cactus Spina and NoMatterWare proxy materials included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished by us as special counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

                                               Respectfully submitted,

                                               /s/William Barnett
                                          --------------------------------
                                                 William B. Barnett